UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 19, 2015
Date of Report (Date of earliest event reported)

PASSPORT POTASH INC.
(Exact name of registrant as specified in its charter)

British Columbia	000-54751	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

608 - 1199 West Pender Street Vancouver, BC, Canada	V6E 2R1
(Address of principal executive offices)	(Zip Code)

(604) 687-0300
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 19, 2015, the board of directors (the "Board") of the Company received the resignation of Ali Rahimtula as a director of the Company. Effective February 26, 2015, the Board accepted the consent to act of Jerry Aiken and appointed Mr. Aiken as a director of the Company.

Jerry Aiken

Mr. Aiken (age 72) has more than 44 years of experience in mineral exploration involving base metals, precious metals, and industrial minerals. He has been involved in project generation, geologic mapping, geochemical evaluation, drill program supervision, and regional program management throughout the western United States, Canada, Mexico, South America and parts of Europe.

Since 2006, Mr. Aiken has been working as a consulting geologist involved in the evaluation of mineral properties and the writing and reviewing of Canadian Securities Administrators National Instrument 43-101 technical reports and PFS/FS technical reports. Prior to beginning work as a consulting geologist, Mr. Aiken worked for 29 years for US Borax (Rio Tinto Exploration) ("Borax") in Tucson, Arizona and Valencia, California. Before focusing his career in borates, potash and lithium he worked for five years for ASARCO Exploration beginning in 1970. Mr. Aiken has conducted and implemented exploration programs for borates, potash, lithium and other industrial minerals.

A review of Mr. Aiken's potash experience, beginning in the mid-1970s, shows that he has evaluated several potash holdings and mines located in the Carlsbad district, New Mexico, and the Paradox Basin, Utah. His experience in that regard resulted in his evaluating the brine potential in the Paradox Basin.

Subsequent to his work in the Paradox Basin, Mr. Aiken evaluated potash projects in the South American Alta Plano and a number of brine projects for potash and other industrial minerals. In addition to his potash evaluation, several 'hard rock' projects were evaluated by Mr. Aiken in both South America, (Argentina) and North America (both in the US and Canada).

Mr. Aiken graduated in 1966 with a Bachelor of Science degree in Geology from Western Michigan University. He also completed coursework in the Masters Program in Exploration Geology from the University of Idaho. Mr. Aiken is a Registered Professional Geologist in the State of Washington.

As a consequence of the resignation of Mr. Rahimtula and the appointment of Mr. Aiken, the Board and Executive Officers of the Company are now comprised of the following:

Name	Position
Joshua Bleak	President, Chief Executive Officer and a Director
John Eckersley	Executive Vice President and a Director
Jeffrey Kirk	Chief Financial Officer
David J. Salisbury	Chairman (non-executive) and a Director
Michael Schlumpberger	Chief Operating Officer
Frank Högel	Vice Chairman (non-executive) and a Director
Jerry Aiken	Director

SECTION 8 - OTHER EVENTS

Item 8.01       Other Events

On February 27, 2015, the Company issued a news release announcing the resignation of Ali Rahimtula as a director of the Company and the appointment of Jerry Aiken as a director of the Company.

A copy of the press release is attached as Exhibit 99.1 hereto.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01       Financial Statements and Exhibits

(a)       Financial Statements of Business Acquired

Not applicable.

(b)       Pro forma Financial Information

Not applicable.

(c)       Shell Company Transaction

Not applicable.

(d)       Exhibits
Exhibit	Description
99.1	Press release dated February 27, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PASSPORT POTASH INC.
Date: March 2, 2015	/s/ John Eckersley Name: John Eckersley Title: Executive Vice President and a director

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